Exhibit 20.3
Page 1 of 3

Navistar Financial 1994-C Owner Trust
For the Month of March 1997
Distribution Date of April 21, 1997

Original Pool Amount                     $315,029,921.60

Beginning Pool Balance                   $101,071,799.61
Beginning Pool Factor                          0.3208324

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)     $7,415,023.61
  Interest Collected                         $853,139.90

Additional Deposits:
  Repurchase Amounts                               $0.00
  Liquidation Proceeds/Recoveries            $235,959.02
Total Additional Deposits                    $235,959.02

Repos/Chargeoffs                             $157,646.43
Aggregate Number of Notes Charged Off                 35

Total Available Funds                      $8,008,225.20

Ending Pool Balance                       $93,995,026.90
Ending Pool Factor                             0.2983686

Servicing Fee                                 $84,226.50

Repayment of Servicer Advances               $495,897.33

Reserve Account:
  Beginning Balance (See Memo Item)        $6,644,314.31
  Target Percentage                                 6.00%
  Target Balance                                     N/A
  Minimum Balance                          $6,615,628.35
  (Release)/Deposit                          ($28,685.96)
  Ending Balance                           $6,615,628.35

Current Weighted Average APR:                      9.558%
Current Weighted Average Remaining Term (months):  25.12

                                           Dollars       Notes
Delinquencies:
Installments:
     1-30 days                           1,035,351.47      668
    31-60 days                             186,056.64      162
    60+ days                                81,409.03       43

    Total                                1,302,817.14      684

  Balances: 60+ days                       740,753.37       43

Memo Item - Reserve Account
  Prior Month                           $6,615,628.35
  + Invest. Income                          28,685.96
  + Transfer from Collections Account            0.00
  Beginning Balance                     $6,644,314.31

Exhibit 20.3
Page 2 of 3

Navistar Financial 1994-C Owner Trust
For the Month of March 1997

                                                                NOTES
                                      TOTAL          CLASS A-1        CLASS A-2       CERTIFICATES
Original Pool Amount
 Distributions:                  $315,029,921.60  $207,000,000.00   $97,000,000.00   $11,029,921.60
 Distribution Percentages (1)                               0.00%           96.50%            3.50%
 Coupon                                                    7.650%           8.000%           8.300%

Beginning Pool Balance           $101,071,799.61
Ending Pool Balance               $93,995,026.90

Collected Principal                $6,919,126.28
Collected Interest                   $853,139.90
Charge-Offs                          $157,646.43
Liquidation Proceeds/Recoveries      $235,959.02
Servicing                             $84,226.50
Cash Transfer (to)/from Reserve Account    $0.00
Total Collections Available
    for Debt Service               $7,923,998.70

Beginning Balance                $100,758,776.43            $0.00   $95,552,638.93    $5,206,137.51

Interest Due                         $673,026.71            $0.00      $637,017.59       $36,009.12
Interest Paid                        $673,026.71            $0.00      $637,017.59       $36,009.12
Principal Due                      $7,076,772.71            $0.00    $6,829,085.67      $247,687.04
Principal Paid                     $7,076,772.71            $0.00    $6,829,085.67      $247,687.04

Ending Balance                    $93,682,003.72            $0.00   $88,723,553.26    $4,958,450.46
Note/Certificate Pool Factor
  (Ending Balance/Original Pool Amount)              0.0000000000     0.9146758068     0.4495453948

Total Distributions                $7,749,799.42            $0.00    $7,466,103.26      $283,696.16

Interest Shortfall                         $0.00            $0.00            $0.00            $0.00
Principal Shortfall                        $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)   $0.00            $0.00            $0.00            $0.00

Excess Servicing                     $174,199.28

Beginning Reserve Account Balance  $6,644,314.31  see also Memo Item on Page 1 regarding reserve account
(Release)/Draw                       ($28,685.96)
Ending Reserve Account Balance     $6,615,628.35

(1) The Noteholder's Percentage will be 100% for each Distribution Date occurring before the Distribution in June 1995, and generally 96.5% thereafter until all of the Notes have been paid in full. No principal distributions to Class A-2 until Class A-1 has been paid in full.

Exhibit 20.3
Page 3 of 3

Navistar Financial 1994-C Owner Trust
For the Month of March 1997

Trigger Events:   A) Loss Trigger
                  B) Delinquency Trigger
                  C) Noteholders Percent Trigger

                                   5                4                3                2                1
                                Nov 1996         Dec 1996         Jan 1997         Feb 1997         Mar 1997

Beg. Pool Balance           $127,872,259.24  $121,849,343.22  $114,162,032.78  $108,402,533.31  $101,071,799.61

A) Loss Trigger:
Principal of Contracts
  Charged off                    $59,372.73       $91,127.94       $56,782.84       $31,177.11      $157,646.43
Recoveries                       $67,211.94      $255,941.07       $97,061.63      $127,816.00      $235,959.02

Total Charged off
  (Months 5,4,3)                $207,283.51
Total Recoveries
  (Months 3,2,1)                 460,836.65
Net Loss/(Recoveries)
  for 3 Mos.                   ($253,553.14)(a)

Total Balance
  (Months 5,4,3)            $363,883,635.24(b)

Loss Ratio Annualized [(a/b)(12)]   -0.8362%

Trigger:
  Is Ratio> 1.5%                         No

B) Delinquency Trigger:
   Balance delinquency 60+ days                                   $677,140.43      $824,813.00      $740,753.37
   As % of Beginning Pool Balance                                    0.59314%         0.76088%         0.73290%
   Three Month Average                                               0.66350%         0.74522%         0.69564%

Trigger: Is Average> 2.0%                No

C) Noteholders Percent Trigger:      2.1000%
   Ending Reserve Account Balance
    not less than 1% of Initial
    Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%              No

Navistar Financial Corporation


by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer